UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 22, 2012

ULURU Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-49670	41-2118656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4452 Beltway Drive
Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

(214) 905-5145
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Today, March 22, 2012, ULURU Inc., a Nevada corporation (the “Company”), filed a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”).  Management now anticipates that the Company’s voluntary delisting from the NYSE Amex LLC (the “Exchange”) will become effective on April 2, 2012.

As previously reported, we notified the Exchange on March 12, 2012 of our determination to file a Form 25 with the SEC to effect a voluntary delisting of our common stock from the Exchange.  We have completed arrangements for our common stock to begin quotation and trading on the OTCQB™ marketplace (the “OTCQB”), operated by the OTC Markets Group, as of market open on April 2, 2012.  The Company expects that its new symbol will be “ULUR”.  We intend to continue to file reports pursuant to the requirements of the Securities Exchange Act of 1934, as amended.

The OTCQB is a market tier for over-the-counter-traded companies that are registered and reporting with the SEC.  We believe the transition to the OTCQB will save expenses and should allow for a continued orderly trading market of the Company’s common stock as we continue to execute our business plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULURU Inc.

Date: March 22, 2012	By:	/s/ Terrance K. Wallberg
Terrance K. Wallberg
Vice President and Chief Financial Officer